UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)

000-31763	58-2466623
(Commission File Number)	(IRS Employer Identification No.)

1415 Bookhout Drive	30041
Cumming, Georgia	(Zip Code)
(principal executive offices)

(678) 455-7075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2007, Planetlink Communications, Inc. (the “Registrant”) executed a Stock Purchase Agreement with Planettraks Inc., a Nevada corporation, a wholly-owned subsidiary of the Registrant, as the Purchaser, Pluginz Inc., a Florida corporation, and Plugin Stores, Inc., a Delaware corporation (together, the “Companies”), and Pluginz, LLC, a California limited liability company, the Seller.

Pursuant to the agreement, the Seller wishes to sell to the Purchaser, and the Registrant wishes for the Purchaser to purchase from the Seller, all of the capital stock that the Seller owns in each of the Companies (the “Shares’), in accordance with the terms and conditions of the agreement.

Sale of Capital Stock.  At the closing of the agreement, the Seller will sell, transfer, convey and deliver to the Purchaser and the Registrant will cause the Purchaser to purchase and acquire from the Seller title to all of the Shares.

Closing.  Upon the terms and subject to the conditions of the agreement, the sale and purchase of the Shares shall take place at a closing as promptly as practicable after the execution and delivery of the agreement.

Closing Deliveries of the Seller and the Companies.  Upon the terms and subject to the conditions set forth in the agreement, at the closing, the Seller and the Companies shall deliver, or cause to be delivered, to the Purchaser stock certificates representing all of the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to the Purchaser.

Closing Deliveries of the Purchaser and the Registrant.  Upon the terms and subject to the conditions set forth in the agreement, at the closing, the Registrant and the Purchaser shall deliver, or cause to be delivered the purchase price to the Seller, including the stock certificates and promissory note, to be delivered not later than one business day prior to the closing

“Purchase price” shall mean the combination of: (a) a promissory note for $75,000.00 to be paid to the Seller within 180 days of the Closing and (b) 1,700,000,000 shares of the Registrant’s common stock.

A copy of the agreement is attached to this Current Report as an exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit
10.1
Stock Purchase Agreement dated October 18, 2007, by and among  Planetlink Communications, Inc., a Georgia corporation, Planettraks Inc., a Nevada corporation, Pluginz Inc., a Florida corporation, and Plugin Stores, Inc., a Delaware corporation, and Pluginz, LLC, a California limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2007.

PLANETLINK COMMUNICATIONS, INC.

	By	/s/ M. Dewey Bain
M. Dewey Bain, President